QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.8

        CONSULTING AGREEMENT

        This CONSULTING AGREEMENT (this "Agreement") is made and entered into this 19th day of December by and between E. Peter Hoffman, Jr., an individual (the "Consultant"), and GrayMark Productions, Inc., an Oklahoma corporation (the "Company").

WITNESSETH:

        WHEREAS, The Company is seeking financial advice regarding business and financing activities; and

        WHEREAS, the Consultant is willing to furnish business related advice and services to the Company on the terms and conditions hereinafter set forth.

        THEREFORE, in consideration of the mutual terms and covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

        1.     Purpose.    The Company hereby engages the Consultant on a non-exclusive basis for the term specified in this Agreement to provide consulting advice to the Company as a business development consultant relating to financial and similar matters upon the terms and conditions set forth in this Agreement.

        2.     Representations of the Consultant and the Company.    The Consultant represents and warrants to the Company that he is free to enter into this Agreement and the services to be provided pursuant to this Agreement are not in conflict with any other contractual or other obligation to which the Consultant is bound. The Company acknowledges that the Consultant is in the business development business and may provide financial services and consulting advice (of the type contemplated by this Agreement) to others and that nothing herein contained shall be construed to limit or restrict the Consultant in providing business development services to others, or rendering such advice to others.

        3.     Duties of the Consultant.    During the term of this Agreement, the Consultant will provide the Company with consulting advice as specified below at the request of the Company, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the consulting advisory service in which the Consultant is generally engaged. In performance of these duties, the Consultant shall provide the Company with the benefits of his best judgment and efforts, and the Consultant cannot and does not guarantee that his efforts will have any impact on the business of the Company or that any subsequent improvement will result from the efforts of the Consultant. It is understood and acknowledged by the parties that the value of the Consultant's advice is not measurable in any quantitative manner, and that the amount of time spent rendering such consulting advice shall be determined according to the Consultant's discretion.

        The Consultant's duties may include, but will not necessarily be limited to rendering the following services to the Company:

          a)    Study and review the business, operations, historical financial performance of the Company (based upon management's forecast of financial performance) so as to enable the Consultant to provide advice to the Company;

          b)    Assist the Company in attempting to formulate the optimum strategy to meet the Company's working capital and capital resources needs during the period of this Agreement;

          c)     Assist in the formulation of the terms and structure of any reasonable proposed business combination transaction involving the Company ("Transaction");

          d)    Assist in any presentation to the Board of Directors of the Company as requested, in connection with a proposed Transaction;

          e)    Advise the Company as to the expected reaction of the financial community to any Transaction and assist in determining the optimum means of communicating the pertinent aspects, such as strategic considerations, benefits to the Company and financial impact, to the financial community; and

          f)     Assist the Company in the preparation of press releases and other communications with the investment community.

        4.     Term.    The term of this Agreement shall be for two (2) years commencing from the date of this Agreement ("Commencement Date"); provided, however, that this Agreement may be renewed or extended upon such terms and conditions as may be mutually agreed upon by the parties. Provided, however, this Agreement shall terminate in the event that (i) proceedings have been initiated against the Consultant by a regulatory agency that have resulted in a determination of a violation of applicable securities laws, and which, in the judgment of counsel to the Company and counsel to the Consultant, requires disclosure in any registration statement or other financing document in which the Company is then involved or (ii) the Consultant commits acts of willful misconduct in the performance of its duties hereunder, after written notice and an opportunity to cure.

        5.     Consulting Fee.    Upon the execution of this Agreement, the Company shall issue to the Consultant stock options exercisable for the purchase of 100,000 shares of the Company's common stock for $1.25 per share commencing on January 1, 2005 and on or before December 31, 2008 in accordance with the Stock Option Agreement attached to this Agreement as Exhibit A (the "Stock Options").

        If during the period for five (5) years from the date of this Agreement, the Company shall register any of its securities for sale pursuant to a registration statement under the Securities Act of 1933, as amended (the "1933 Act") (other than registration statements on Form S-8 and Form S-4), or file a Notification on Form 1-A, or otherwise register securities(collectively the "Registration Documents") under the 1933 Act, the Company shall be required to offer all of the holders of the Stock Options the opportunity to register the shares of the Company's common stock and, if applicable, other securities purchasable pursuant to exercise of the Stock Options (the "Option Securities") without cost to the holders of the Stock Options. In connection with these piggyback registration rights, the Company shall give all of the holders of the Stock Options notice by registered mail at least thirty (30) business days prior to the filing of each such Registration Document or in lieu of such notification include the Option Securities in each such Registration Document. If the Consultant and/or other holders of the Stock Options notify the Company within twenty (20) days after receipt of any such notice of his, her, its or their desire to include any of the Option Securities in such proposed Registration Documents, the Company shall afford the Consultant and such holders of the Stock Options the opportunity to have any Option Securities registered under such Registration Documents.

        In addition, the holders of Stock Options representing more than 50% of the Stock Options at that time outstanding shall have the right, exercisable by written notice to the Company, to have the Company prepare and file with the U.S. Securities and Exchange Commission (the "Commission"), on two occasions, a registration statement and/or such other documents, including a prospectus, and/or any other appropriate disclosure document (including a registration statement on Form S-B) as may be reasonably necessary in the opinion of both counsel for the Company and counsel for the Consultant and other holders of the Stock Options, in order to comply with the provisions of the 1933 Act, so as to permit a public offering and sale of the Option Securities for nine (9) consecutive months (or such longer period of time as permitted by the 1933 Act) by such holders and any other holders of any of the Stock Options who notify the Company within ten (10) days after being given notice from the Company of such request ("Demand Registration"). The Company shall be responsible for all costs and expenses in connection with the registration of the Option Securities. A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective by the SEC and maintained continuously effective for a period of at least nine months or such shorter period when all Options Securities included therein have been sold in accordance with such Demand Registration, provided that a Demand Registration shall be counted as Demand Registration hereunder if the Company ceases its efforts in respect of such Demand Registration at the request of the majority holders making the demand for a reason other than a material and adverse change in the business, assets, prospects or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole.

        6.     Use of Advice by the Company.    The Company acknowledges that all opinions and advice (written or oral) given by the Consultant to the Company in connection with the engagement of the Consultant are intended solely for the benefit and use of the Company in considering the transaction to which the opinions and advice relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of the Consultant to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to the Consultant, or use of the Consultant's name in any annual reports or any other reports or releases of the Company without the prior written consent of the Consultant.

        7.     Company Information.    The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement under this Agreement, the Consultant will use and rely on data, material and other information furnished to the Consultant by the Company. The Company acknowledges and agrees that in performing the consulting services under this Agreement, the Consultant may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same. In addition, in the performance of the consulting services, the Consultant may look to such others for such factual information, economic advice and/or research upon which to base Consultant's advice to the Company under this Agreement as the Consultant shall in good faith deem appropriate. The parties further acknowledge that the Consultant undertakes no responsibility for the accuracy of any statements to be made by Company management contained in press releases or other communications, including, but not limited to, filings with the Commission and any other securities regulatory organization (governmental or otherwise).

        8.     Indemnification.    In the performance of the consulting services, the Consultant shall be obligated to act only in good faith, and shall not be liable to the Company for errors in judgment not the result of willful misconduct. The Company shall indemnify and hold harmless the Consultant against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including costs, expenses, awards and/or judgments) arise out of, or are in connection with the services provided by the Consultant or any transactions in connection with this Agreement, except for any liabilities, claims and lawsuits (including awards and/or judgments), arising out of willful misconduct or willful omissions of the Consultant. In addition, the Company shall also indemnify and hold harmless the Consultant against any and all reasonable costs and expenses, including reasonable counsel fees, incurred relating to the foregoing.

        The Consultant shall give the Company prompt notice of any such liability, claim or lawsuit which the Consultant contends is the subject matter of the Company's indemnification and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting there from any and all proceedings or hearings before any regulatory bodies and/or authorities.

        The Consultant shall indemnify and hold the Company harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which it may become subject under the 1933 Act, the 1934 Act or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including costs, expenses, awards and/or judgments) arise out of, or are based upon willful misconduct or willful omissions of the Consultant. In addition, the Consultant shall also indemnify and hold the Company harmless against any and all reasonable costs and expenses, including reasonable counsel fees, incurred relating to the foregoing.

        The Company shall give the Consultant prompt notice of any such liability, claim or lawsuit which the Company contends is the subject matter of the Consultant's indemnification and the Consultant thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting there from any and all proceedings or hearings before any regulatory bodies and/or authorities.

        9.     The Consultant as an Independent Contractor.    The Consultant shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that the Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

        10.   Miscellaneous.

        (a)   This Agreement and the exhibits attached hereto between the Company and the Consultant constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

        (b)   Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent postage prepaid by certified or registered mail, return receipt requested, to the respective parties as set forth below, or to such other address as either party may notify the other in writing:

If to the Company:	Gray Frederickson, CEO GrayMark Productions, Inc. 101 North Robinson, Suite 920 Oklahoma City, Oklahoma 73102
If to the Consultant:	E. Peter Hoffman, Jr. 6301 North Western Avenue, Suite 260 Oklahoma City, Oklahoma 73118

        (c)   This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

        (d)   This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

        (e)   No provision of this Agreement may be amended, modified or waived, except in writing signed by all of the parties hereto.

        (f)    This Agreement shall be construed in accordance with and governed by the laws of the State of Oklahoma, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in Oklahoma City, Oklahoma County, Oklahoma, and they hereby submit to the exclusive jurisdiction of the courts of the State of Oklahoma located in Oklahoma County, Oklahoma and of the federal courts in the Western District of Oklahoma with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in sub-paragraph (b) above.

        (g)   This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

"Company"	GrayMark Productions, Inc.
	By:	/s/ GRAY FREDERICKSON Gray Frederickson, CEO
"Consultant"
E. PETER HOFFMAN, JR. E. Peter Hoffman, Jr.

EXHIBIT A

STOCK OPTION AGREEMENT

        This STOCK OPTION AGREEMENT is made and entered into this 19th day of December, 2003, by and between E. Peter Hoffman, Jr. ("Optionee") and GRAYMARK PRODUCTIONS, INC., and Oklahoma corporation (the "Company") and certifies that, for value received, Optionee is entitled to purchase, subject to the provisions of this Stock Option Agreement (this "Option Agreement"), from GRAYMARK PRODUCTIONS, INC., an Oklahoma corporation (the "Company"), up to ONE HUNDRED THOUSAND (100,000) shares of Common Stock, $.0001 par value, of the Company (the "Stock") at an exercise price of ONE and 25/100 DOLLARS ($1.25) per share (the "Exercise Price"), for an aggregate exercise price of ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($125,000)(the "Aggregate Exercise Price"). With the exception of any adjustments pursuant to Section 4 of this Option Agreement, the Stock issuable upon exercise of this Option shall be in all respects identical to the Common Stock issued and outstanding of the Company as of the date hereof. The shares of Stock or other securities deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as the "Option Securities." The purchase rights set forth in this Option Agreement (the "Option Rights") may be exercised by the Optionee at any time in whole or in part. Unless the context otherwise requires, the term "Option Agreement" or "Option Agreements" as used herein includes this Option Agreement and any other Option Agreement or Option Agreements that may be issued pursuant to the provisions of this Option Agreement, whether upon partial exercise, divisions, combinations, exchange or otherwise.

        SECTION 1.    Exercise of Option.    Subject to the provisions hereof, the Option Rights may be exercised in whole or in part at any time or from time to time during the period commencing on January 1, 2005 (the "Commencement Date") and ending 5:00 P.M., Central Standard Time, on December 31, 2008 (the "Expiration Date"). Upon such exercise, the Company shall issue to the Optionee one or more certificates for the Option Securities, as appropriate. If the Option Rights are exercised in part only, the Company shall, promptly after presentation of this Option Agreement upon such exercise, execute and deliver a new Option Agreement evidencing the rights of Optionee to purchase the balance of the Option Securities purchasable under this Option Agreement upon the same terms and conditions as set forth in this Option Agreement. Subject to any payment obligations under Section 8, the Optionee may effect a cash exercise of all or any portion of the Option Rights by surrender of this Option Agreement, together with the duly executed Purchase Form annexed to this Option Agreement, to the Company at its principal offices at any time prior to the Expiration Date, accompanied by payment in cash or by certified or official bank check payable to the order of the Company in the amount equal to Exercise Price multiplied by the number of Option Securities specified in the Purchase Form.

        SECTION 2.    Reservation of Shares.    The Company shall at all times on and after the date of this Option Agreement and until expiration of the Option Rights reserve for issuance and delivery upon exercise of the Option Rights the number of Option Securities as shall be required for issuance and delivery upon exercise of the Option Rights.

        SECTION 3.    Non-Transferability of this Option.    Except as otherwise herein provided, this Option shall not be transferable other than to Optionee's Family Members (as defined below), or otherwise than by will or the laws of descent and distribution. More particularly (but without limiting the generality of the foregoing), this Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof shall be null and void and without effect. For purposes hereunder, the term Family Members shall include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, sone-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionee) control the management assets, and any other entity in which these persons (or the Optionee) own more than 50% of the voting interests.

        SECTION 4.    Adjustment in the Number, Kind and Price of Option Securities.    The number and kind of Option Securities purchasable upon exercise of this Option shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of the following events:

        4.1   In the event the Company shall (i) pay a dividend in, or make a distribution of, shares of Stock or of capital stock convertible into Stock on its outstanding Stock, (ii) subdivide its outstanding shares of Stock into a greater number of such shares, or (iii) combine its outstanding shares of Stock into a smaller number of such shares, the total number of shares of Stock purchasable upon the exercise of this Option immediately prior thereto shall be adjusted so that the Optionee shall be entitled to receive at the same Aggregate Exercise Price the number of shares of Stock and the number of shares of capital stock convertible into Stock which such Optionee would have owned or have been entitled to receive immediately following the happening of such event. Any adjustment made pursuant to this Subsection shall, in the case of a stock dividend or distribution or a stock issuance, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof.

        4.2   In the event of any adjustment of the total number of shares of Stock purchasable upon the exercise of this Option pursuant to Subsection 4.1, the Aggregate Exercise Price shall remain unchanged, but the number of shares of capital stock or Option Securities obtainable on exercise of this Option, and the per share exercise price shall be adjusted as provided in Subsection 4.1.

        4.3   In the event of a capital reorganization or a reclassification of the Stock (except as provided in Subsection 4.1 or Subsection 4.4), the Optionee, upon exercise thereof, shall be entitled to receive, in lieu of the Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other Option Securities or property of the Company (or cash) that the Optionee would have been entitled to receive at the same Aggregate Exercise Price upon such reorganization or reclassification if this Option had been exercised immediately prior thereto; and in any such case, appropriate provision shall be made for the application of this Section 4 with respect to the rights and interests thereafter of the Optionee (including, but not limited to, the allocation of the Aggregate Exercise Price between or among the Option Securities), to the end that this Section 4 (including the adjustments of the number of shares of Stock or other Option Securities purchasable) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of this Option for any shares or other Option Securities or other property (or cash) thereafter deliverable upon the exercise of this Option.

        4.4   In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the corporation formed by such consolidation or merger or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Optionee a supplement to this Option or a new option providing that the Optionee shall have the right thereafter (until the Expiration Date) to receive, upon exercise of this Option or any new option, at the same Aggregate Exercise Price, solely the kind and amount of shares of Option Securities and property (or cash) receivable upon such consolidation, merger, sale or transfer by the Optionee for the number and kind of Option Securities for which this Option might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental option or new option shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section. The above provision of this Subsection 4.4 shall similarly apply to successive consolidations, mergers, sales or transfers.

        4.5   Whenever the Option Securities purchasable upon exercise of this Option are modified as provided in Subsection 4.1 or 4.4 (provided that any such modifications shall not change or extend the expiration date of this Option), the Company will promptly deliver to the Optionee a certificate signed by the Chairman of the Board, Chief Executive Officer or the President, or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number and kind of Option Securities purchasable and the other property (including cash) receivable by the Optionee upon exercise of this Option or any supplemental or new option. Such certificate will state that such adjustments in the kind of purchasable Option Securities and other property (including cash) receivable by the Optionee upon exercise of this Option conform to the requirements of this Section 4, and setting forth a brief statement of the facts accounting for such adjustments. In the event, the Optionee does not agree with such determination of the Board of Directors of the Company as set forth in the certificate, the Company shall retain a firm of independent public accountants acceptable to the Optionee to make any computation required under this Section 4, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 4.

        SECTION 5.    Service Requirement.    Omitted.

        SECTION 6.    Notice of Certain Corporation Action.    In case the Company after the date hereof shall propose to effect any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, then, in each such case, the Company shall mail (by first-class, postage prepaid mail) to the Optionee notice of such proposed action, which notice shall specify the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of the capital stock of the Company entitled to vote thereon or participate therein and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the number or kind of Option Securities purchasable upon exercise of this Option which will be required as a result of such action, and the Optionee may thereafter exercise this Option. Such notice shall be filed and mailed in the case of any action covered by this Section 6, at least 20 days prior to the earlier of (i) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up is expected to become effective, (ii) the date on which it is expected that holders of shares of the capital stock of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up, or (iii) the record date for determination of holders of the capital stock of the Company entitled to vote on such action or participate in such action. Failure of the Optionee to exercise this Option in whole or in part prior to any corporate action as described in this Section 6 shall not affect or alter the rights of the Optionee as set forth in this Option.

        SECTION 7.    Restricted Securities.    This Option Agreement an all of the Option Securities acquired pursuant to the Option Rights are being or will be acquired by the Optionee for his own investment purpose and not with a view to, or for resale in connection with, any distribution of the Option Securities or with any intention of further distribution. The Optionee understands that the Option Securities have not been registered under the Securities Act of 1933 (the "Act") or the securities laws of any state (collectively called the "Securities Laws") and will be issued in reliance upon certain exemptions from the registration requirements of such Securities Laws for non-public offerings. The Optionee hereby acknowledges that the Option Securities are "Restricted Securities" as defined under the Act and Rule 144 promulgated thereunder and may not be transferred, and that the Company will not be required to approve any such transfer, unless and until the Company shall have been informed of the proposed transfer and i) the Optionee has obtained an opinion of counsel, in form and content satisfactory to the Company and its counsel, that no violation of the Act or any other applicable law will be involved in such transfer, and or other such documentation in connection therewith as counsel for the Company may require as a condition precedent in order to make a determination that the transfer will involve no such violation; or ii) the transfer shall be governed by the provisions of Rule 144, Rule 701 or any other rule promulgated under the Act, in a manner satisfactory to the Company's counsel. The Optionee agrees that the Company is under no obligation to register the Option Securities on behalf of the Optionee or to assist him in complying with any exemption from their registration, except as otherwise provided in the Consulting Agreement to which this Option Agreement is attached as Exhibit A. The Optionee agrees that the following legend may be placed on any certificates delivered to him representing the Option Securities in order to give notice of the transfer restrictions set forth in this Option Agreement and that the Company may instruct its transfer agent not to transfer any of the Option Securities until it has received written approval from the Company.

  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION UNDER THE ACT TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY. THE SALE, IF ANY, OF THESE SHARES SHALL BE GOVERNED BY THE PROVISIONS OF RULE 144 OR ANY OTHER APPLICABLE RULE PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

        SECTION 8.    Tax Withholdings.    The Optionee hereby acknowledges that Optionee is an independent contractor and not an employee of the Company. Optionee hereby agrees to be fully and solely responsible for payment of any and all taxes and the withholding thereof upon receipt of this Options Agreement and exercise of the Option Rights pursuant to this Option Agreement. In the event the Company shall be determined to be liable for any taxes or the withholding thereof as a result of Optionee's receipt of this Option Agreement or exercise of the Option Rights pursuant to this Option Agreement, Optionee hereby agrees to make a cash payment to the Company from which the Company shall satisfy and pay the required federal, state and local income tax withholding incurred by the Optionee in connection with the receipt of this Option Agreement or exercise of the Option Rights.

        SECTION 9.    Governing Law.    This Option shall be construed in accordance with the laws of the State of Oklahoma applicable to contracts executed and to be performed wholly within such state.

        SECTION 10.    Notice.    Notices and other communications to be given to Optionee shall be delivered by hand or by first-class mail, postage prepaid, to

              E. Peter Hoffman, Jr.
              6301 North Western Avenue, Suite 260
              Oklahoma City, Oklahoma 73118

(until another address is filed in writing by the Optionee with the Company). Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or by first-class mail, postage prepaid to the Company at

              GrayMark Productions, Inc.
              101 North Robinson, Suite 920
              Oklahoma City, Oklahoma 73102

or such other address as the Company shall have designated by written notice to Optionee as herein provided. Notice by mail shall be deemed given when deposited in the United States mail, postage prepaid, as herein provided.

        SECTION 11.    Successors.    All the covenants and provisions of this Option by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder, and all covenants and provisions of this Option by or for the benefit of the Optionee shall bind and inure to the benefit of the Optionee.

        SECTION 12.    Termination.    This Option Agreement shall terminate as of the close of business on the Expiration Date, or such earlier date upon which this Option shall have been exercised in full.

        SECTION 13.    Benefits of this Option Agreement.    Nothing in this Option shall be construed to give to any person or corporation other than the Company, and its respective successors and assigns hereunder and the Optionee any legal or equitable right, remedy or claim under this Option, but this Option shall be for the sole and exclusive benefit of the Company and its respective successors and assigns hereunder and the Optionee.

        IN WITNESS WHEREOF, Company has executed this Stock Option on the date first above writtern.

"Company"	GRAYMARK PRODUCTIONS, INC.
	By:	/s/ GRAY FREDERICKSON Gray Frederickson, Chief Executive Officer
"Optionee"
/s/ E. PETERSON HOFFMAN, JR. E. Peter Hoffman, Jr.

PURCHASE FORM (CASH EXERCISE)
(TO BE EXECUTED BY THE OPTIONEE IF EXERCISED IN WHOLE OR IN PART)

To: GRAYMARK PRODUCTIONS, INC., INC.

The undersigned	Please insert name of Optionee

hereby irrevocably elects, pursuant to Section 1 of the Option, to exercise the right of purchase represented by the Stock Option (the "Option") to which this Purchase Form is attached, for, and to purchase thereunder,                          (            ) shares of Common Stock provided for therein and tenders payment herewith to the order of GRAYMARK PRODUCTIONS, INC., INC. in the amount of $                  . The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:

Address:

Deliver to:

Address:

and if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable thereunder, that a new Stock Option for the balance remaining of shares of Common Stock purchasable under the Option be registered in the name of, and delivered to the undersigned at the address stated below: Name: Address: Deliver to: Address:

Dated:		Signature
,

(Signature must conform in all respects to the name of Optionee as specified on the face of the Stock Option in every particular, without alteration, enlargement or any change whatever.)

QuickLinks

  EXHIBIT 10.8
  EXHIBIT A